October 2013 Preliminary Terms No. 1,065 Registration Statement No. 333-178081 Dated October 7, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Participation Securities Based on the Morgan Stanley Systematic Volatility Index due April    , 2015
Principal at Risk Securities
Unlike ordinary debt securities, the Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April    , 2015, which we refer to as the securities, do not pay interest and do not guarantee the return of any principal at maturity.  Instead, at maturity, you will receive for each security that you hold an amount in cash based on the performance (as reduced by the accrued tracking fee of 1.50% per annum per stated principal amount) of the Morgan Stanley Systematic Volatility Index, which we refer to as the index, from the pricing date to the final valuation date.  The payment at maturity will equal (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date, which is a fraction equal to the final index value divided by the initial index value, minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount.  The accrued tracking fee will reduce your return on the securities whether the index return is positive or negative.  Because the accrued tracking fee is calculated on a per annum basis based on the number of days from the pricing date, the amount of the fee will progressively increase over the term of the securities. If the index does not appreciate sufficiently to offset the accrued tracking fee or has declined as of the final valuation date, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000 and could be zero.  There is no minimum payment at maturity on the securities. Accordingly, investors may lose their entire initial investment in the securities.  The Morgan Stanley Systematic Volatility Index is a quantitative and rules-based index developed by Morgan Stanley, which is intended to provide long exposure to volatility in periods of rising volatility while seeking to avoid the high cost of maintaining that exposure in generally stable volatility environments.  Volatility is a statistical measure of how much an asset’s return varies from the mean of the returns over a period of time.  The index shifts between two strategies depending on the particular volatility environment.  In rising volatility environments, the index aims to provide a long exposure to volatility by taking a notional long position in short-term VIX futures contracts.  In generally stable volatility environments, the index seeks to maintain overall net-neutral exposure to volatility by notionally selling nearer-dated and notionally buying longer-dated VIX futures contracts.  For more information, see “Underlying Index” below.  The securities are for investors who understand the potential risks and benefits of a volatility futures-based investment, and who are willing to risk their principal and forgo current income in exchange for a return based on the performance of the Morgan Stanley Systematic Volatility Index, as reduced by the accrued tracking fee.  In addition, subject to the requirements and procedures described below (including the deduction of a repurchase fee), you may elect to have Morgan Stanley repurchase your securities on a daily basis.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	April , 2015
Underlying index:
Morgan Stanley Systematic Volatility Index (the “index”).  The level of the index incorporates the deduction of a variable daily transaction cost which is determined by applying 0.20% to the aggregate notional amount of each of the VIX futures contracts notionally traded according to the index methodology.  See “Risk Factors—The securities are linked to the Morgan Stanley Systematic Volatility Index and are subject to risks associated with the index—Because costs associated with trading the underlying VIX futures contracts are included in the index calculation, the index strategies must be sufficiently successful to offset the effect of such costs” below.

Aggregate principal amount:	$
Payment at maturity:
At maturity, you will receive for each $1,000 stated principal amount of securities that you hold a payment equal to (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date minus (b) the accrued tracking fee as of the final valuation date

If the index does not appreciate sufficiently to offset the accrued tracking fee or has declined as of the final valuation date, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000 and could be zero.  There is no minimum payment at maturity on the securities.  Accordingly, you could lose your entire investment in the securities.

Index performance factor:	(final index value as of the final valuation date or repurchase valuation date, as applicable) / initial index value
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the final valuation date or the repurchase valuation date, as applicable
Final valuation date:	March , 2015, subject to adjustment for non-index business days
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October , 2013
Original issue date:	October , 2013 (3 business days after the pricing date)
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:
Approximately $985.00 per security.  This value represents the stated principal amount of $1,000 per security minus the repurchase fee amount that would be payable assuming that the securities were able to be repurchased on the pricing date.  Unlike the repurchase fee amount, the transaction costs deducted from the level of the index that will accrue over the term of the securities are variable and accordingly are not reflected in the estimated value.  See “Investment Summary” beginning on page 3.

Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$15.00	$985.00
Total	$	$	$
(1)
Selected dealers and their financial advisors, including Morgan Stanley Wealth Management (an affiliate of the Agent), will collectively receive from the Agent, MS & Co. LLC, a fixed sales commission of $15.00 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Description of Securities––Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 25.
The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 10.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the preliminary pricing supplement describing the offering and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.  Please also see “Additional Information About the Securities” at the end of this document.

Preliminary Pricing Supplement No. 1,065 dated October 7, 2013    Prospectus Supplement dated November 21, 2011       Prospectus dated November 21, 2011

Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

Terms continued from previous page:
Listing:	The securities will not be listed on any securities exchange.
Accrued tracking fee:
The accrued tracking fee is equal to the product of (i) $1,000, (ii) 1.50% and (iii) a fraction equal to the total number of calendar days from but excluding the pricing date to and including the scheduled final valuation date or scheduled repurchase valuation date, as applicable, divided by 365.

Investor repurchase option:
Subject to the requirements and your compliance with the procedures described herein, you may elect to have Morgan Stanley repurchase your securities on a daily basis in an amount at least equal to the minimum early redemption amount.  The minimum early redemption amount will be equal to $100,000 stated principal amount of securities, except that we may from time to time in our sole discretion reduce, in part or in whole, the minimum early redemption amount.  Any such reduction will be applied on a consistent basis for all holders of the securities at the time such reduction becomes effective.  If you duly elect a repurchase, you will receive per security a cash payment (the “repurchase amount”) on the relevant repurchase date, which is the third business day following the applicable repurchase valuation date.
If you elect a repurchase at a time when the repurchase amount (which takes into account the accrued tracking fee and the repurchase fee) is less than the principal amount of the securities, the cash payment you receive upon repurchase will be less, and possibly significantly less, than the amount of your initial investment.  An election to repurchase does not guarantee repayment of principal and so the entire principal amount of your investment is at risk.

Repurchase amount:
On any repurchase date, an amount in cash equal to (a) the product of (i) $1,000 and (ii) the index performance factor as of the related repurchase valuation date, minus (b) the sum of (i) the accrued tracking fee as of the related repurchase valuation date and (ii) the repurchase fee amount as of the repurchase valuation date.  In no event will the repurchase amount be less than zero.

Repurchase fee amount:
The repurchase fee amount is equal to the product of (i) $1,000, (ii) 1.50%, and (iii) a fraction, the numerator of which shall be 365 minus the total number of calendar days from but excluding the pricing date to and including the scheduled repurchase valuation date and the denominator of which shall be 365, subject to the minimum repurchase fee amount of $1.00 per $1,000 stated principal amount.  These calculations mean that the repurchase fee amount will be $15.00 on the pricing date and will decline over time to a minimum of $1.00.

Repurchase valuation date:	The first scheduled index business day following our acknowledgement of the applicable repurchase notice
Repurchase date:	The third business day following the applicable repurchase valuation date
CUSIP / ISIN:	61761JLN7 / US61761JLN71

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

Investment Summary

Participation Securities
Principal at Risk Securities

The Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April    , 2015 (the “securities”) can be used to gain exposure to the index, as reduced by the accrued tracking fee of 1.50% per annum per stated principal amount.  The index is intended to provide long exposure to volatility in periods of rising volatility while seeking to maintain overall net-neutral exposure to volatility in generally stable volatility environments.  In addition, subject to the requirements and procedures described herein (including the deduction of a repurchase fee), you may elect to have Morgan Stanley repurchase your securities on a daily basis.

Maturity:	Approximately 1.5 years
Minimum payment at maturity or early repurchase:	None. Investors may lose their entire initial investment in the securities.
Accrued tracking fee:	1.50% per annum per stated principal amount
Coupon:	None
Repurchase amount:
On any repurchase date, an amount in cash equal to (a) the product of (i) $1,000 and (ii) the index performance factor as of the related repurchase valuation date, minus (b) the sum of (i) the accrued tracking fee as of the related repurchase valuation date and (ii) the repurchase fee amount as of the repurchase valuation date.  In no event will the repurchase amount be less than zero.

Repurchase fee amount:
An amount equal to the product of (i) $1,000, (ii) 1.50%, and (iii) a fraction, the numerator of which shall be 365 minus the total number of calendar days from but excluding the pricing date to and including the scheduled repurchase valuation date and the denominator of which shall be 365, subject to the minimum repurchase fee amount of $1.00 per $1,000 stated principal amount.  These calculations mean that the repurchase fee amount will be $15.00 on the pricing date and will decline over time to a minimum of $1.00.

The Morgan Stanley Systematic Volatility Index

The Morgan Stanley Systematic Volatility Index is a quantitative and rules-based index developed by Morgan Stanley, which is intended to provide long exposure to volatility in periods of rising volatility while seeking to avoid the high cost of maintaining that exposure in generally stable volatility environments.  The index utilizes two strategies, a Term Structure Carry Strategy (the “Carry Strategy”) and a Long Volatility Strategy (the “Long Volatility Strategy”), and shifts between the two strategies depending on the particular volatility environment.  These strategies are effected by taking different notional exposures to distinct portfolios of futures contracts on the CBOE Volatility Index® (the “VIX Index;” and the futures contracts on the VIX Index, “VIX futures contracts”), each with a different constant maturity, and deducting transaction costs as described below.  The VIX Index is a measure of market expectations of near-term volatility in the U.S. equity market as derived from prices of options on the S&P 500® Index.

The index does not track realized volatility; rather, it is designed to identify signals of implied volatility, which is the market’s expectation of future volatility.  The index’s primary goal is to identify periods of rising volatility and to implement the Long Volatility Strategy during those periods, with the aim of realizing notional gains in its long position in a portfolio of VIX futures contracts.  If the index correctly identifies those periods on a timely basis, its value is generally expected to increase, because a long position in VIX futures will generally increase in value as volatility rises.  The index also aims to identify generally stable volatility environments, at which time the index will implement the Carry Strategy, which seeks to benefit from taking both notional long and short exposures to VIX futures contracts, as described below.  Moreover, by switching away from the Long Volatility Strategy, the index attempts to avoid the high costs of remaining in the Long Volatility Strategy during those generally stable volatility environments.  If the index correctly identifies those periods on a timely basis, its value is expected to remain relatively stable in that scenario.  If the index does not correctly identify the volatility environment or does not implement the correct strategy on a timely basis, the index could suffer potentially severe losses.

The Long Volatility Strategy reflects a long position in a One-Month Constant Maturity Portfolio.  The One-Month Constant Maturity Portfolio is also composed of two VIX futures contracts, with the weight of each futures contract in the portfolio adjusted daily in order for the portfolio to maintain a time-weighted exposure of one month.

The Carry Strategy reflects a notional short exposure to a Two-Month Constant Maturity Portfolio coupled with a notional long exposure to a Three-Month Constant Maturity Portfolio.  The short exposure is meant to extract the term structure risk premium because the selling and buying (called rolling) of the Two-Month Constant Maturity Portfolio is expected to generate gains.  While these gains will be offset by losses expected in rolling the long exposure, these losses are expected to be less than the gains in

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

rolling the short exposure in the market conditions when the index signals suggest the index should be in the Carry Strategy, because the term structure curve is expected to be steeper at the shorter maturity than it is at the longer maturity.  Even though losses are expected in the long exposure, the Carry Strategy seeks to offset these losses with gains from the short exposure, with a goal of achieving overall net-neutral exposure to changes in volatility. Each of these Constant Maturity Portfolios is composed of two VIX futures contracts, with the weight of each futures contract in the portfolio adjusted daily in order for the relevant Constant Maturity Portfolio to maintain a time-weighted exposure of the applicable number of months.

The Carry Strategy and the Long Volatility Strategy are designed for different market conditions.  The index will move between the two strategies based on the “Reallocation Signal.”  When the index implements one strategy, it will reallocate index weight to the relevant portfolios of VIX futures contracts underlying such strategy.  Generally speaking, the index will begin to implement the Long Volatility Strategy when certain criteria are met that may broadly indicate a sharp increase in market expectations of volatility.  When the criteria are not met, indicating stable or falling implied volatility and, consequently, a high cost of carrying short-term VIX futures contracts, the index will shift toward the Carry Strategy. The determination of whether to reallocate target weights on a given business day is based on the previous business day’s signal.  After four consecutive business days of a consistent signal, a reallocation will occur on the fifth business day after the signal was first triggered.  Changes in target weights due to reallocations will occur in daily increments of 25%.  As a result, it will take eight business days from the business day on which the daily signal was first triggered to switch completely from one index strategy to the other.  If, during the reallocation process, a consistent signal fails to appear on any of the four business days, the reallocation process will cease, and the index will remain in the then-existing allocation among the different portfolios of VIX futures contracts until a consistent signal next appears for four consecutive business days.

Transaction costs are applied daily to the aggregate notional amount of each of the VIX futures contracts notionally traded upon reallocation or rebalancing of the notional portfolios underlying the index.  Because the costs of rolling VIX futures contracts are subtracted from the value of the index each trading day and upon each index rebalancing or reallocation, the Carry Strategy or the Long Volatility Strategy, as applicable, has to be sufficiently successful to offset these costs and avoid a negative return.

The inception date for the index is October 10, 2012.  Any performance data prior to the inception date for the index has been calculated retrospectively, based on simulated historical performance.  Back-testing and other statistical analyses provided herein use simulated analysis and hypothetical circumstances to estimate how the index may have performed between December 20, 2005 and October 10, 2012, prior to its actual existence.  Please see “Underlying Index” below for more information about the index.  Any investment linked to the index involves risks, please see the risks relating to the index described under “Risk Factors—The securities are linked to the Morgan Stanley Systematic Volatility Index and are subject to risks associated with the index” below.

Investor repurchase option

Subject to the requirements and your compliance with the procedures described herein, you may elect to have Morgan Stanley repurchase a minimum of $100,000 stated principal amount of your securities.  See “Description of the Securities—Daily Repurchase at the Option of the Holder” in the accompanying preliminary pricing supplement.

Subject to your compliance with the procedures described below and the potential postponement described under “Description of the Securities—Repurchase Valuation Date” in the accompanying preliminary pricing supplement, you may submit a request on any business day from and including October     , 2013, which is the first scheduled index business after the pricing date, to and including March    , 2015, which is the fifth scheduled index business day prior to the scheduled final valuation date, to have us repurchase your securities.  The request must be received by no later than 12:00 noon, New York City time on such business day.  If your notice of repurchase is received after 12:00 noon (New York City time), your notice will not be effective until the following business day.  We must acknowledge receipt of the notice by no later than 4:00 p.m. (New York City time) on the date we effectively receive such notice for it to be effective.  The final date on which such notice can be received and acknowledged will be March    , 2015.  For any repurchase request, the “repurchase valuation date” will be the first scheduled index business day after the day the applicable repurchase notice is acknowledged by us.

The minimum early redemption amount will be equal to $100,000 stated principal amount of securities, except that we may from time to time in our sole discretion reduce, in part or in whole, the minimum early redemption amount.  Any such reduction will be applied on a consistent basis for all holders of the securities at the time such reduction becomes effective.

The securities will be repurchased and the holders will receive payment for their securities on the third business day following the applicable repurchase valuation date (such date of repurchase and payment, the “repurchase date”).  If, due to the closing value of the index not being published or otherwise, the applicable scheduled repurchase valuation date is not an index business day, such repurchase valuation date may be postponed as described in the accompanying preliminary pricing supplement under “Description of the Securities—Repurchase Valuation Date.”

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

If you exercise your right to have us repurchase your securities, subject to your compliance with the procedures described below, for each security you will receive a cash payment on the relevant repurchase date equal to (a) the product of (i) $1,000 and (ii) the index performance factor as of the related repurchase valuation date, minus (b) the sum of (i) the accrued tracking fee as of the repurchase valuation date and (ii) the repurchase fee amount.  The repurchase fee amount is equal to the product of (i) $1,000, (ii) 1.50%, and (iii) a fraction, the numerator of which shall be 365 minus the total number of calendar days from but excluding the pricing date to and including the scheduled repurchase valuation date and the denominator of which shall be 365, subject to the minimum repurchase fee amount of $1.00 per $1,000 principal amount.  In no event will the payment upon repurchase elected by the investor be less than zero.  This amount will be less, and possibly significantly less, than the stated principal amount of $1,000 and could be zero.

We refer to this cash payment as the “repurchase amount.”  We will inform you of such repurchase amount on the first business day following the applicable repurchase valuation date.

You may lose some or all of your investment upon repurchase.

Repurchase Procedures

To have us repurchase your securities, you must instruct your broker or other person through whom you hold your securities to take the following steps through normal clearing system channels:

•
deliver a signed notice of repurchase, which is attached to the accompanying preliminary pricing supplement as Annex A, to Morgan Stanley via email no later than 12:00 noon (New York City time) on any business day from and including October    , 2013 to and including March    , 2015.  We must receive the notice by the time specified in the preceding sentence AND we must acknowledge receipt of the notice no later than 4:00 p.m. (New York City time) on the same day for it to be effective.  If your notice of repurchase is received after 12:00 noon (New York City time), your notice will not be effective until the following business day (provided that we also acknowledge receipt of the notice no later than 4:00 p.m. (New York City time) on such day);

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your securities on the applicable repurchase date, facing Morgan Stanley DTC 050; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable repurchase date.

Different brokerage firms may have different deadlines for accepting instructions from their customers.  Accordingly, as a beneficial owner of the securities, you should consult the brokerage firm through which you own your interest for the relevant deadline.  If your broker delivers your notice of repurchase after 12:00 noon (New York City time), your notice will not be effective until the following business day.  In addition, if we do not acknowledge receipt of such notice by 4:00 p.m. on the day on which such notice would otherwise be effective, the notice will be of no effect.  In addition, Morgan Stanley may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion.  All instructions given to participants from beneficial owners of securities relating to the right to have us repurchase their securities will be irrevocable.

The calculation agent will, in its sole discretion, resolve any questions that may arise as to the validity of a notice of repurchase or as to whether and when the required deliveries have been made.

Questions about the repurchase requirements should be directed to the email address included in the attached notice of repurchase.

Any notice of repurchase we (or our affiliate) receive in accordance with the procedures described above will be irrevocable when given.

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are reflected in the fees associated with the securities and borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000.  We estimate that the value of each security on the pricing date will be approximately $985.00.  This value represents the stated principal amount of $1,000 per security minus the repurchase fee amount that would be payable assuming that the securities were able to be repurchased on the pricing date.  Unlike the repurchase fee amount, the transaction costs deducted from the level of the index that will accrue over the term of the securities are variable and accordingly are not reflected in the estimated value.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

Key Investment Rationale

This 1.5-year investment offers exposure to the performance of the Morgan Stanley Systematic Volatility Index.  If the index does not appreciate sufficiently to offset the accrued tracking fee or has declined as of the final valuation date, you will lose some or all of your principal amount and the payment at maturity will equal (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date, which is a fraction equal to the final index value divided by the initial index value, minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount.  There is no minimum payment at maturity on the securities.  Accordingly, you could lose your entire initial investment in the securities.  In addition, if you elect a repurchase at a time when the repurchase amount (which takes into account the accrued tracking fee and the repurchase fee) is less than the principal amount of the securities, the cash payment you receive upon repurchase will be less, and possibly significantly less, than the amount of your initial investment.  An election to repurchase does not guarantee repayment of principal and so the entire principal amount of your investment is at risk.

Exposure to the Systematic Volatility Index
The Morgan Stanley Systematic Volatility Index is a quantitative and rules-based index developed by Morgan Stanley, which is intended to provide long exposure to volatility in periods of rising volatility while seeking to avoid the high cost of maintaining that exposure in generally stable volatility environments. The index shifts between two strategies depending on the particular volatility environment.  In rising volatility environments, the index aims to provide a long exposure to volatility by taking a notional long position in short-term VIX futures contracts.  In generally stable volatility environments, the index seeks to maintain overall net-neutral exposure to volatility by notionally selling nearer-dated and notionally buying long-dated VIX futures contracts.

Upside and Par Scenarios
The index increases in value sufficiently to offset the accrued tracking fee and, at maturity, the securities redeem for (a) the stated principal amount of $1,000 times the index performance factor minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount .

Downside Scenario
The index has declined in value or has not appreciated sufficiently to offset the accrued tracking fee, and investors receive an amount that is less than the stated principal amount that will equal (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount.  There is no minimum payment at maturity, and accordingly you could lose your entire initial investment in the securities.

The accrued tracking fee will reduce your return on the securities whether the index return is positive or negative.  Because the accrued tracking fee is calculated on a per annum basis based on the number of days from the pricing date, the amount of the fee will progressively increase over the term of the securities.  If the index has not sufficiently appreciated to offset the accrued tracking fee or has declined as of the final valuation date, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000 and could be zero.

Early Repurchase Scenario
Upon an effective and acknowledged election to have us repurchase your securities, you will receive a repurchase amount equal to (a) the product of (i) $1,000 and (ii) the index performance factor as of the related repurchase valuation date, which is the first scheduled index business day after your repurchase request is acknowledged, minus (b) the sum of (i) the accrued tracking fee as of the related repurchase valuation date and (ii) the repurchase fee amount as of the repurchase valuation date.  If you elect a repurchase at a time when the repurchase amount (which takes into account the accrued tracking fee and the repurchase fee) is less than the principal amount of the securities, the cash payment you receive upon repurchase will be less, and possibly significantly less, than the amount of your initial investment. An election to repurchase does not guarantee repayment of principal and so the entire principal amount of your investment is at risk.

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Accrued tracking fee:	1.50% of the stated principal amount per annum
Hypothetical number of days from but excluding the pricing date to and including the final valuation date:	547.5 days (approximately 1.5 years)1

1 The actual accrued tracking fee will be based on the number of days from but excluding the pricing date to and including the final valuation date, which must be a whole number.  547.5 days is used in these examples for ease of analysis only.

The above graph illustrates the effect of the reduction of the accrued tracking fee in calculating the payment at maturity.  The accrued tracking fee will reduce your return on the securities whether the index return is positive or negative.

How it works

▪
Upside and Par Scenarios.  If the final index value has increased sufficiently to offset the accrued tracking fee, investors will receive a payment at maturity at least equal to the stated principal amount that will equal (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount.

▪          For example, if the index appreciates 50%, investors would receive a payment at maturity persecurity equal to:

($1,000 x 150%) – ($1,000 x 1.50% x (547.5 / 365)) =

$1,500 - $22.50 =

$1,477.50, representing a 47.75% gain over the term of the securities.

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

▪
Downside Scenario.  If the final index value has not appreciated sufficiently to offset the accrued tracking fee or has declined as of the final valuation date, investors will receive an amount that is less than the stated principal amount that will equal (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount.  There is no minimum payment at maturity, and accordingly you could lose your entire initial investment in the securities.

▪	For example, if the index closing value on the final valuation date is equal to the initial index value, investors would receive a payment at maturity per security equal to:

($1,000 x 100%) – ($1,000 x 1.50% x (547.5 / 365)) =

$1,000 - $22.50 =

$977.50, representing a loss of 2.25% over the term of the securities.

▪	If the index depreciates 70%, investors would receive a payment at maturity per security equal to:

($1,000 x 30%) – ($1,000 x 1.50% x (547.5 / 365)) =

$300 - $22.50 =

$277.50, representing a loss of 72.25% over the term of the securities.

The accrued tracking fee will reduce your return on the securities whether the index return is positive or negative.  Because the accrued tracking fee is calculated on a per annum basis based on the number of days from the pricing date, the amount of the fee will progressively increase over the term of the securities.  If the index has not sufficiently appreciated to offset the accrued tracking fee or has declined as of the final valuation date, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000 and could be zero.

Early Repurchase Scenario.  Upon an effective and acknowledged election to have us repurchase your securities, you will receive a repurchase amount equal to (a) the product of (i) $1,000 and (ii) the index performance factor as of the related repurchase valuation date, which is the first scheduled index business day after your repurchase request is acknowledged, minus (b) the sum of (i) the accrued tracking fee as of the related repurchase valuation date and (ii) the repurchase fee amount as of the repurchase valuation date.  If you elect a repurchase at a time when the repurchase amount (which takes into account the accrued tracking fee and the repurchase fee) is less than the principal amount of the securities, the cash payment you receive upon repurchase will be less, and possibly significantly less, than the amount of your initial investment.  An election to repurchase does not guarantee repayment of principal and so the entire principal amount of your investment is at risk.

▪
For example, if the index has appreciated 20% as of the repurchase valuation date, and the repurchase valuation date is 120 days after the pricing date, investors would receive a repurchase amount per security equal to:

($1,000 x 120%) – [($1,000 x 1.50% x (120 / 365)) + ($1,000 x 1.50% x (365 – 120 / 365)] =

$1,200 – [$4.93 + $10.07] =

$1,200 – $15 =

$1,185, representing a gain of 18.5% on the securities at the time of repurchase.

▪
If the index has declined 20% as of the repurchase valuation date, and the repurchase valuation date is 400 days after the pricing date, investors would receive a repurchase amount per security equal to:

($1,000 x 80%) – [($1,000 x 1.50% x (400 / 365)) + ($1,000 x 1.50% x (365 – 400 / 365)] =

$800 – [$16.44 + $1, the minimum repurchase fee amount] =

$800 – $17.44 =

$782.56, representing a loss of 21.74% on the securities at the time of repurchase.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  The securities are not secured debt and, unlike ordinary debt securities, do not guarantee the return of any principal at maturity and do not pay any interest.  Investing in the securities is not equivalent to investing in the index or the VIX futures contracts underlying the index.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not pay interest or guarantee any return of principal.  The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest and do not guarantee to pay you any of the principal amount of the securities at maturity.  At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the closing value of the index on the final valuation date.  The payment at maturity will equal (a) the product of (i) $1,000 and (ii) the index performance factor as of the final valuation date, which is a fraction equal to the final index value divided by the initial index value, minus (b) the accrued tracking fee of 1.50% per annum per stated principal amount.  In no event will the payment at maturity be less than zero.  The accrued tracking fee will reduce your return on the securities whether the index return is positive or negative.  Because the accrued tracking fee is calculated on a per annum basis based on the number of days from the pricing date, the amount of the fee will progressively increase over the term of the securities.  There is no minimum payment at maturity on the securities.  Accordingly, you could lose your entire investment in the securities.  Similarly, if you elect a repurchase, we will pay the applicable repurchase amount, which deducts the accrued tracking fee and the repurchase fee amount.  Because the repurchase amount is based on the index performance factor as of the related repurchase valuation date and the deduction of the accrued tracking fee and the repurchase fee amount, this amount may be less than the stated principal amount of each security.  As a result, an election to repurchase does not guarantee repayment of principal and so the entire principal amount of your investment is at risk.

▪
The accrued tracking fee reduces the payment at maturity.  The securities offer full exposure to the index, reduced by the accrued tracking fee of 1.50% per annum per stated principal amount.  The accrued tracking fee will reduce the return on the securities regardless of whether the final index value is greater than, equal to or less than the initial index value.  Because the accrued tracking fee is calculated on a per annum basis based on the number of days from the pricing date, the amount of the fee will progressively increase over the term of the securities.  If the index has not appreciated sufficiently to offset the accrued tracking fee or has declined as of the final valuation date, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000.

▪
Securities that provide exposure to equity volatility, which can be subject to significant fluctuations, are not suitable for all investors.  Securities that provide exposure to equity volatility are not suitable for all investors. The securities reflect the performance of the index, which is dependent on the price of the VIX futures contracts included in the index.  VIX futures contracts allow investors the ability to invest in forward equity volatility based on their view of the future direction of movement of the VIX Index, which is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks, and is calculated based on the prices of certain put and call options on the S&P 500® Index.

As a consequence, investors in the securities should understand that their investment is exposed to the performance of the VIX futures contracts, which can be volatile and move dramatically over short periods of time.  Because of the large and sudden price movements associated with VIX futures contracts, the hypothetical retrospective and historical performance of the index has been highly volatile.  It is likely that the index will continue to be highly volatile in the future, with the potential for significant fluctuations in the daily performance of the index.  There can be no assurance that the relevant synthetic exposures will not be subject to substantial negative returns.  Accordingly, the securities should be purchased only by sophisticated investors who understand risks associated with investments linked to equity volatility.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

▪
The market price of the securities will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

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Principal at Risk Securities

o	the value of the index at any time,

o	the volatility (frequency and magnitude of changes in value) of the index,

o	interest and yield rates in the market,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities markets generally or the VIX futures contracts underlying the index and which may affect the value of the index,

o	the time remaining until the maturity of the securities,

o	the composition of the index and changes in the constituents of the index,

o	any actual or anticipated changes in our credit ratings or credit spreads, and

o	the number of calendar days which have passed since the pricing date, which will affect the accrued tracking fee and the repurchase fee amount (if applicable).

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of the index is near or below the initial index value.

You cannot predict the future performance of the index based on its historical performance.  There can be no assurance that you will not suffer a loss on your initial investment in the securities.

▪
The repurchase fee amount will reduce the amount you receive if you elect to request that we repurchase your securities.  If you elect to request that we repurchase your securities, the amount you receive will be reduced by, among other things, the repurchase fee amount.  As a result of the repurchase fee amount calculations, the  repurchase fee amount will be $15.00 on the pricing date and will decline over time to a minimum of $1.00 per $1,000 principal amount.  In no event will the payment upon repurchase elected by the investor be less than zero.

If the index closing value as of the repurchase valuation date has not increased sufficiently to offset the negative effect of both the accrued tracking fee and the repurchase fee amount or has decreased, you will receive less, and possibly significantly less, than the stated principal amount of your investment upon repurchase.  There is no minimum repurchase amount on the securities.  Accordingly, investors may lose their entire initial investment in the securities upon early repurchase.

▪
You will not know the repurchase amount at the time you elect to request that we repurchase your securities and there are restrictions on the procedures and timing for early repurchase.  If you elect to request that we repurchase your securities, you will not know the repurchase amount you will receive at the time you elect to request that we repurchase your securities.  Your notice to us to repurchase your securities is irrevocable and must be received by us no later than 12:00 noon, New York City time and a completed and signed confirmation of such repurchase must be given by us no later than 4:00 p.m., New York City time on the same date.  Provided that the repurchase notice and repurchase confirmation are received by the respective deadlines, the repurchase valuation date is the next scheduled index business day.  If your notice of repurchase is received after 12:00 noon (New York City time), your notice will not be effective until the following Business Day.  We must acknowledge receipt of the notice by no later than 4:00 p.m. (New York City time) on the date we effectively receive such notice for it to be effective.  You will not know the repurchase amount until after the repurchase valuation date, and we will pay you the repurchase amount, if any, on the repurchase date, which is the third business day following the repurchase valuation date.  As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your securities, and prior to the relevant repurchase date.  In addition, the repurchase amount payable to you, if any, will be reduced by, among other things, the repurchase fee amount of at least $1.00 per $1,000 stated principal amount.

▪
There are restrictions on the minimum number of securities you may require us to repurchase.  You must redeem at least $100,000 stated principal amount of securities at one time in order to exercise your right to require us to repurchase your securities on any repurchase date.  If you have less than 100 securities, you will have to sell them in the market.  We can give you no assurance that the securities will not trade at a discount from the value an investor would receive upon repurchase.  See also “The securities will not be listed on any securities exchange and secondary trading may be limited” below.

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Principal at Risk Securities

▪
The securities are linked to the Morgan Stanley Systematic Volatility Index and are subject to risks associated with the index.  Investors in the securities will be exposed to numerous risks relating to the index, any of which could have a significant adverse effect on the amount payable on the securities, if any.

▪
Because costs associated with trading the underlying VIX futures contracts are included in the index calculation, the index strategies must be sufficiently successful to offset the effect of such costs.  A transaction cost of 0.20% is applied daily to the aggregate notional amount of each of the VIX futures contracts notionally traded (i) on each trading day when the weights of the VIX futures contracts within each Constant Maturity Portfolio are adjusted in order to maintain their respective time-weighted, or constant maturity, exposures, (ii) on each rebalancing day when the weights of the Constant Maturity Portfolios are rebalanced to match their respective target weights and (iii) on each business day when the target weights of the portfolios are adjusted as a result of index reallocation between the two strategies based on the reallocation signal. Because the costs of rolling VIX futures contracts are subtracted from the value of the index each trading day and upon each index rebalancing or reallocation, the Carry Strategy or the Long Volatility Strategy, as applicable, has to be sufficiently successful to offset these costs and avoid a negative return.  If the index strategies are not sufficiently successful in offsetting these costs, the index will produce a negative return, which could be significant.  In addition, because the transaction costs are variable, they are not reflected in the estimated value of the securities on the cover page of this document.

▪
The index may not consistently reflect the intended or desired volatility exposure if reallocation or rebalancing conditions are not met, or reallocation or rebalancing proceeds in a manner that adversely affects the index level.  Under certain circumstances, the weights of the Two-Month Constant Maturity Portfolio and the Three-Month Constant Maturity Portfolio won’t be rebalanced to match their respective target weights unless the difference between their respective actual weights and target weights is greater than 10% of their respective target weights.  In such circumstances, the index may not consistently reflect the intended or desired volatility exposure, which could adversely affect the level of the index.

▪
The index could decline significantly in value if there is a large inversion of the VIX futures term structure while the index is in the Carry Strategy, or a large decline in one-month VIX futures prices while the index is in the Long Volatility Strategy; the index’s strategies may not succeed under certain market conditions.  The Long Volatility Strategy performs best in a rising volatility environment and the Carry Strategy performs best in an environment where the price curve of the VIX futures contracts is concave, which is typically associated with stable or declining realized volatility.  However, if volatility is expected to be stable over an extended period of time, neither strategy will perform as well as in their respective ideal volatility environments.  At the same time, because the weightings of the VIX futures contracts in the Constant Maturity Portfolios are constantly adjusted in order to maintain their respective time-weighted volatility exposure, and such adjustments would incur transaction costs, the performance of the securities will be adversely affected under such circumstances due to the transaction costs.

▪
There are risks related to index reallocation.  Rapid changes in the volatility environment could cause the index to decline.  The assumption underlying the index reallocation is that the reallocation conditions, including the rolling four business day window and 25% targeted daily incremental reallocation process, are met before the volatility environment changes drastically.  However, if the market environment changes rapidly and either the Reallocation Signal does not indicate a change between the two index strategies or the index does not reallocate quickly enough, the index will decline, possibly significantly.

▪
Index reallocation and rebalancing will increase transactions costs.  The shift between the two index strategies, and adjustments of the weightings of the VIX futures contracts within each Constant Maturity Portfolio to maintain its time-weighted exposures, potentially increase the turnover in exposure to the underlying VIX future contracts, which will increase the frequency of rebalancing events and result in increased transaction costs.  Increased transaction costs will negatively affect the level of the index and, accordingly, the value of the securities.

▪
There are risks related to the Carry Strategy.  While the Carry Strategy is designed to extract the volatility risk premium as a result of the typical relationship observed historically that the term structure curve is steeper at the shorter maturity than it is at the longer maturity, there can be no assurances that such

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relationship will hold going forward, especially over any short-run or medium-run investment horizon or during periods of market stress (regardless of their duration).  Past performance of the Carry Strategy (actual or simulated) is not a reliable indication of future performance.

▪
A term structure inversion while in the Carry Strategy would result in negative returns.  In the event of an inversion of the two- to three-month portion of the VIX futures term structure, the exposures reflected by the Carry Strategy will have a negative return because the rolling of the notional short position will result in greater losses than the gains attributable to rolling the long position, and this will cause the index to decline.  In addition, while the long position in three-month VIX futures in the strategy are designed to offset losses from the short position in two-month VIX futures in the strategy, should volatility rise, there is no guarantee that the positions will offset each other, and if they do not, the index will suffer decline.

▪
The Carry Strategy may fail to benefit from roll yield as intended.  The Carry Strategy sets the target weight of the long exposure to the Three-Month Constant Maturity Portfolio at 100% when the index has fully shifted into the Carry Strategy while varying the target weight of the Two-Month Constant Maturity Portfolio based on two factors: (1) the Beta, or volatility-adjusted correlation, between the levels of the Two-Month Constant Maturity Portfolio and the levels of the Three-Month Constant Maturity Portfolio and (2) the current steepness of the term structure of two-month to one-month VIX futures.  This resulting weighting may fail to be appropriate for the volatility environment, and may not generate positive performance from rolling the VIX futures contracts as is intended.

▪
An increase in volatility without a reallocation to the Long Volatility Strategy would result in negative returns.  The conditions for the shift between the two index strategies have been designed based on empirical historical market observations.  However, this may not be a reliable indication of future market conditions and accordingly the Carry Strategy may be more heavily weighted to a short exposure to volatility when, in fact, volatility is spiking higher.  This would cause a significant decline in the index.  Gradual increases in volatility could also have a negative impact on performance of the index without triggering a shift to the Long Volatility Strategy.

▪
The index may not be invested according to the Carry Strategy at a beneficial time, and fail to capture returns from declines in volatility.  If the index is in the Long Volatility Strategy and volatility declines and the term structure steepens, the index will fail to capture the potential positive returns from these events and instead will decline.  While the intention of reallocation to the Carry Strategy is to capture declines in volatility and a steepening of the VIX futures term structure as volatile market conditions normalize, the Carry Strategy will not be fully implemented to reflect the desired exposure until the conditions for reallocating to the Carry Strategy have been met for the required rolling four business day period.  In addition, changes in target weights due to reallocations will occur in daily increments of 25%.  As a result, it will take eight business days from the business day on which the daily signal was first triggered to switch completely from the Long Volatility Strategy to the Carry Strategy.  As a result, the Carry Strategy may not be fully implemented during periods of declining volatility.

▪
There are risks related to the Long Volatility Strategy.  While the Long Volatility Strategy is designed to benefit from an increase in volatility, there can be no assurances that it will benefit during these market conditions in the future, especially over any short-run or medium-run investment horizon or during periods of market stress (regardless of their duration).  Past performance of the Long Volatility Strategy (actual or simulated) is not a reliable indication of future performance.

▪
Declines in equity volatility or a steepening of term structure while in the Long Volatility Strategy could result in negative returns.  The return of the Long Volatility Strategy is affected by equity market volatility.  During periods when volatility levels are stable (whether high or low), the return from such volatility exposure is low and in some cases could be negative.  In a decreasing volatility environment or one where the shape of the VIX futures term structure is upward sloping, the return of the long volatility exposure will tend to be negative.  The Long Volatility Strategy is designed to perform well in conditions of increasing volatility in equity markets but is not designed to perform as well in periods of stable or falling volatility levels.

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Principal at Risk Securities

▪
The return of the index is directly linked to the exposures reflected by the Carry Strategy and the Long Volatility Strategy. The Carry Strategy and the Long Volatility Strategy reflect the allocation of the index into specific long and short positions in the Constant Maturity Portfolios.  The mark-to-market value of the VIX futures reflected by each of the Constant Maturity Portfolios is impacted by perceptions of future market volatility, and by a number of other market factors that may change unpredictably, including corporate actions, macroeconomic considerations, speculation and government intervention.  This market risk may adversely affect the value of the exposures reflected by the Long Volatility Strategy and the Carry Strategy, and ultimately result in a decline of the level of the index.

▪
The index is quantitative and rules-based, and is not actively managed by Morgan Stanley or its affiliates or any third party.  The index will not be actively adjusted to reflect market conditions or to effect changes in the target weights of the Constant Maturity Portfolios.

▪
The index was developed based on historical data and could produce negative returns.  The methodology for the index was developed based on historical data and conditions, and there can be no assurances that the methodology will generate positive performance in the future or will provide any hedging or diversification benefits for holders of long equity positions in all conditions.  Additionally, past performance of the index (actual or simulated) is not a reliable indication of future performance.

▪
Index performance data – retrospective index calculation.  The index has been retrospectively calculated by the index calculation agent on a hypothetical basis for the period from December 20, 2005 to October 10, 2012, using the same methodology as described herein.  The retrospective calculation of the index is purely hypothetical and may not be an accurate or meaningful comparison.  The actual performance of the index may vary significantly from the results obtained from back-testing.  Unlike an actual performance record, simulated results are achieved by means of the retroactive application of a back-tested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance.  All prospective investors should be aware that a retrospective calculation means that no actual investment which allowed a tracking of the performance of the index existed at any time during the period of the retrospective calculation and that as a result the comparison is purely hypothetical.  The methodology and the strategy used for the calculation and retrospective calculation of the index have been developed with the advantage of hindsight.  In reality, it is not possible to invest with the advantage of hindsight and therefore this performance comparison is purely theoretical.  See “Hypothetical Retrospective and Historical Information” below.

▪
If the index is discontinued and no successor index is available, Morgan Stanley will accelerate the securities.  If MS & Co., as the index sponsor, discontinues publication of the index and, as the calculation agent, determines in its sole discretion that no successor index is available, the securities will be accelerated.  The amount due upon such acceleration (the “index discontinuance acceleration amount”) will be determined by the calculation agent on the date of such acceleration, in good faith and in a commercially reasonable manner, and will equal its estimate of the value of the securities, if any, determined by reference to the calculation agent’s pricing models, inputs, assumptions about future market conditions including, without limitation, the volatility of the index and its components and current and expected interest rates.  See “Description of the Securities—Discontinuance of the Index” in the accompanying preliminary pricing supplement.

▪
No obligation to make adjustments to the index based on Morgan Stanley research reports.  Morgan Stanley may also issue research reports on the VIX futures contracts that are, or may become, constituents of the index.  These reports are entirely independent of the calculation agent’s obligations hereunder.  Morgan Stanley will not make any adjustments to the index to reflect any change in outlook by Morgan Stanley research reports.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline

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Principal at Risk Securities

in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The amount payable on the securities is not linked to the value of the index at any time other than the final valuation date or the repurchase valuation date, as applicable.  The final index value will be the index closing value on the final valuation date or repurchase valuation date, as applicable, subject to adjustment for non-index business days.  Even if the value of the index appreciates prior to the final valuation date or early repurchase date but then drops by the final valuation date or early repurchase date, the payment at maturity or upon early repurchase will be less, and may be significantly less, than it would have been had such payment been linked to the value of the index prior to such drop.  Although the actual value of the index on the stated maturity date or at other times during the term of the securities may be higher than the final index value, the payment at maturity or upon early repurchase will be based solely on the index closing value on the final valuation date or repurchase valuation date, as applicable.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Investing in the securities is not equivalent to investing in the index or the VIX futures contracts underlying the index.  Investing in the securities is not equivalent to investing in the index or its component VIX futures contracts.  In addition, the index is based upon holding a notional long position and a contingent notional short position in VIX futures contracts.  The VIX futures contracts will not necessarily track the performance of the VIX Index or a long-short position in the VIX Index.  The securities may not benefit from increases or decreases in the level of the VIX Index because such increases or decreases will not necessarily cause the price of the relevant VIX futures contracts to rise or fall.  Similarly, the securities are not linked to the options used to calculate the VIX Index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index.

▪
Adjustments to the index could adversely affect the value of the securities.  Morgan Stanley & Co. LLC is responsible for calculating and maintaining the index.  As a consequence of the occurrence of any index adjustment event, MS & Co., as the index sponsor, may exercise an amount of discretion in relation to the index (including changing the methodology of the index, making adjustments to the composition of the index and terminating the index) and the exercise of such discretion may have an adverse impact on the index level and, consequently, the value of the securities.  The maintenance and calculation of the index depend on certain underlying data license agreements with third parties (in particular data license from CBOE, the sponsor of the VIX Index).  In the event that any of these underlying data license agreements are terminated for any reason, the index sponsor and/or the calculation agent may be unable to continue to compile and/or calculate the index in its current form.  In addition, the index sponsor has the right to determine that a change to the rules is required or desirable in order to update the rules, address an error, ambiguity or omission, or for any other reason it deems necessary, and may revise or withdraw the rules at any time if it has a valid reason for doing so.

The index sponsor shall have the right to cease compiling, calculating and publishing values of the index if, at any time, the index sponsor determines that the index no longer meets or will not be capable of meeting the criteria established by the index sponsor or otherwise determines that the index shall no longer be calculated.  In these circumstances, MS & Co., as the calculation agent of the securities, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the securities will be accelerated.  See “If the index is discontinued and no successor index is available, Morgan Stanley will accelerate the securities” above.

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▪
MS & Co., a subsidiary of the issuer, is the calculation agent, index sponsor and index calculation agent and will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the final index value, the index performance factor and the payment that you will receive at maturity or upon a repurchase, if any.  Any of these determinations made by MS & Co. in its capacity as calculation agent, including the selection of a successor index or calculation of the index discontinuance acceleration amount in the event of a discontinuance of the index, may adversely affect the payout to you at maturity.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

MS & Co. is also the index sponsor and the index calculation agent and retains the final discretion as to the manner in which the index is calculated and constructed.  The index sponsor may change the methodology of the index or discontinue the publication of the index without prior notice and such changes or discontinuance may affect the value of the index.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the index), including trading in the VIX futures contracts that constitute the index as well as in other instruments related to the index.  Some of our subsidiaries also trade the VIX futures contracts that constitute the index and other financial instruments related to the index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value and, therefore, the value at or above which the index must close on the final valuation date or repurchase valuation date, as applicable, so that you do not suffer a loss on your initial investment in the securities.  Additionally, such hedging or trading activities during the term of the securities, including on the final valuation date, could adversely affect the value of the index on the final valuation date and, accordingly, the amount of cash an investor will receive at maturity or upon repurchase, if any.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  Please read the discussion under “Additional Information About the Securities – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.

Due to the absence of authority addressing the treatment of instruments such as the securities, significant aspects of the U.S. federal income tax treatment of the securities are uncertain.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

Even if the tax treatment of the securities described in the Tax Disclosure Sections were respected, it is possible that the IRS could assert that a “deemed” taxable exchange has occurred in the event of a change in the methodology by which the index is calculated, a change in the components of the index, or any other circumstance resulting in a material change to the index.  The possibility of the IRS asserting that a taxable exchange has occurred may increase if we make a discretionary change to the index components or calculation methodology.  If the IRS were successful in asserting that a taxable exchange has occurred, a U.S. Holder could be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other

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guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Underlying Index

Morgan Stanley Systematic Volatility Index – Index Description

The Morgan Stanley Systematic Volatility Index (the “Index”) is a quantitative and rules-based index developed by Morgan Stanley, which is intended to provide long exposure to volatility in periods of rising volatility while seeking to avoid the high cost of maintaining that exposure in generally stable volatility environments.  The Index utilizes two strategies, a Term Structure Carry Strategy (the “Carry Strategy”) and a Long Volatility Strategy (the “Long Volatility Strategy”), and shifts between the two strategies depending on the particular volatility environment.  These strategies are effected by taking different notional exposures to distinct portfolios of futures contracts on the CBOE Volatility Index® (the “VIX Index;” and the futures contracts on the VIX Index, “VIX futures contracts”), each with a different constant maturity, and deducting transaction costs as described below.  The VIX Index is a measure of market expectations of near-term volatility in the U.S. equity market as derived from prices of options on the S&P 500® Index.

The Index does not track realized volatility; rather, it is designed to identify signals of implied volatility, which is the market’s expectation of future volatility.  The Index’s primary goal is to identify periods of rising volatility and to implement the Long Volatility Strategy during those periods, with the aim of realizing notional gains in its long position in a portfolio of VIX futures contracts.  If the Index correctly identifies those periods on a timely basis, its value is generally expected to increase, because a long position in VIX futures will generally increase in value as volatility rises.  The Index also aims to identify generally stable volatility environments, at which time the Index will implement the Carry Strategy, which seeks to benefit from taking both notional long and short exposures to VIX futures contracts, as described below.  Moreover, by switching away from the Long Volatility Strategy, the Index attempts to avoid the high costs of remaining in the Long Volatility Strategy during those generally stable volatility environments.  If the Index correctly identifies those periods on a timely basis, its value is expected to remain relatively stable in that scenario.  If the Index does not correctly identify the volatility environment or does not implement the correct strategy on a timely basis, the Index could suffer potentially severe losses.

The level of the Index is calculated and published daily by MS & Co., as the Index Calculation Agent, and displayed by Bloomberg under the ticker symbol “MSUSVXHE <Index>.”  Publication of the Index began on October 10, 2012.  The Index Calculation Agent has retrospectively calculated hypothetical index levels as if the Index existed as of December 20, 2005 with an initial index level of 1,000, using historical data and the same methodology as is currently employed.

The Carry Strategy

The Carry Strategy is designed to extract the “term structure risk premium” of VIX futures contracts in an environment where volatility is expected to be stable or to fall.  The term structure risk premium is derived from the market insight that volatility futures contracts of different maturities have different prices, generally within a certain relationship depending on the market’s volatility expectations.  The relationship between the maturities and prices can be mapped along a curve called the term structure and extracting the risk premium is a process of notionally buying and selling the futures contracts along this curve in a way that is expected to result in gains.

The Carry Strategy reflects a notional short exposure to a Two-Month Constant Maturity Portfolio coupled with a notional long exposure to a Three-Month Constant Maturity Portfolio.  The short exposure is meant to extract the term structure risk premium because the selling and buying (called rolling) of the Two-Month Constant Maturity Portfolio is expected to generate gains.  While these gains will be offset by losses expected in rolling the long exposure, these losses are expected to be less than the gains in rolling the short exposure in the market conditions when the Index signals suggest the Index should be in the Carry Strategy, because the term structure curve is expected to be steeper at the shorter maturity than it is at the longer maturity.  Even though losses are expected in the long exposure, the Carry Strategy seeks to offset these losses with gains from the short exposure, with a goal of achieving overall net-neutral exposure to changes in volatility, except in certain instances described below.

Each of these Constant Maturity Portfolios is composed of two VIX futures contracts, with the weight of each futures contract in the portfolio adjusted daily in order for the relevant Constant Maturity Portfolio to maintain a time-weighted exposure of the applicable number of months.

The Carry Strategy sets the target weight of the long exposure to the Three-Month Constant Maturity Portfolio at 100% (when the Index has fully shifted into the Carry Strategy) while varying the target weight of the short exposure to the Two-Month Constant Maturity Portfolio on a daily basis based on two factors: (i) the Beta, or volatility-adjusted correlation,

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between the levels of the Two-Month Constant Maturity Portfolio and that of the Three-Month Constant Maturity Portfolio and (ii) the current steepness of the term structure of two-month to one-month VIX futures.

Adjustments based on the first factor are intended to help achieve a net-neutral volatility position of the two portfolios over the longer term.  Generally, price movements of the Two-Month Constant Maturity Portfolio and the Three-Month Constant Maturity Portfolio are not completely correlated and the extent of the correlation changes based on the changes in the term structure of VIX futures.  In order for notional gains and losses of the short exposure and the long exposure to offset each other, the Index adjusts the weighting of the short exposure, which typically has bigger expected price movements, on the expectation that the short exposure’s bigger price movements but lesser weighting will approximate the expected smaller price movements but greater weighting of the long exposure.  This attempt to reflect a net market-neutral volatility position can be modified by the second factor.

Adjustments of the target weight of the short position based on the second factor are designed to adjust the risk in the short position and the potential in its roll yield.  The term structure of VIX futures contracts historically tends to be steeper in the front-end and flatter in the back-end.  Historically, the Two-Month Constant Maturity Portfolio rolls down a steeper term structure than the Three-Month Constant Maturity Portfolio.  Adjustment to the target weight of the short position is designed to capitalize on the difference between the front-end and the back-end steepness of the VIX futures’ term structure to produce positive roll yield, and to do so by leveraging up or down the short position based on the steepness of the current two-month to one-month term structure as compared with historical data.

The Long Volatility Strategy

The Long Volatility Strategy is designed to benefit from increases in market implied volatility by taking a long position in a portfolio of short-term VIX futures contracts, which will produce positive returns in an environment of rising implied volatility.  However, short-term VIX futures contracts tend to be more volatile, and consequently, while they offer greater opportunity to enhance returns in a favorable volatility environment, they also subject the Index to greater potential risk of loss when volatility reverses course.  Additionally, the Index can suffer losses because of the steep roll costs inherent in an upward-sloping term structure typical of a low or stable volatility environment, as there is no potential for offsetting negative roll yield as there is in the Carry Strategy.

The Long Volatility Strategy reflects a long position in a One-Month Constant Maturity Portfolio.  The One-Month Constant Maturity Portfolio is also composed of two VIX futures contracts, with the weight of each futures contract in the portfolio adjusted daily in order for the portfolio to maintain a time-weighted exposure of one month.

Index Allocation, Rebalancing and Calculation

The Carry Strategy and the Long Volatility Strategy are designed for different market conditions.  The Index will move between the two strategies based on the “Reallocation Signal.”  When the Index implements one strategy, it will reallocate index weight to the relevant portfolios of VIX futures contracts underlying such strategy.  Generally speaking, the Index will begin to implement the Long Volatility Strategy when certain criteria are met that may broadly indicate a sharp increase in market expectations of volatility.  When the criteria are not met, indicating stable or falling implied volatility and, consequently, a high cost of carrying short-term VIX futures contracts, the Index will shift toward the Carry Strategy.

The Reallocation Signal will indicate a shift into the Long Volatility Strategy and therefore a reallocation of index target weights to the One-Month Constant Maturity Portfolio when two conditions are satisfied: first, the return of the VIX Index over the past 21 business days calculated on an annualized basis is more than 2 times the standard deviation of returns of the VIX Index during the same period calculated on an annualized basis, indicating a jump in the level of actual volatility, and second, the spot VIX value (that is, the current value of the VIX Index) is above the one-month forward VIX level interpolated from the applicable VIX futures contracts, indicating a rise in market implied volatility, in each case, for a rolling four business day period.  In turn, the Reallocation Signal will indicate a shift into the Carry Strategy and consequently prompt a reallocation of index target weights to the portfolios underlying the Carry Strategy when either of the two conditions is not met for a rolling four business day period.

The rationale behind these shifts is to manage the portfolios in the context of the expected  “mean reversion” of volatility. Mean reversion is a process by which prices, returns or volatility eventually move back toward their historical mean or average.  The mean reversion principle would imply that when volatility spikes, it will tend to decline afterwards; and when it drops dramatically, it will tend to bounce back.  As a result, mean reversion would indicate that changes in volatility tend to be less pronounced over a longer period of time than over a shorter period of time.  The Reallocation Signal attempts to identify periods when current returns on the VIX Index are significantly higher than in the recent past and when the current

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VIX Index level is higher than its projected level in the near future, both of which should mean that current volatility is high and the Index should benefit from the Long Strategy.  The absence of these conditions should indicate stable volatility, in which case the Index would be better placed in the Carry Strategy.  This mean reversion pattern also provides the opportunity to benefit from roll yield in the Carry Strategy, because, during conditions of stable volatility, the market expects volatility to rise in the future which makes longer-dated VIX futures contracts more expensive and results in an upward-sloping term structure.  If the VIX futures market is such that the term structure is relatively flat, the Index value could decline because there is less opportunity for the Carry Strategy to be successful or to offset the Index’s costs.

The determination of whether to reallocate target weights on a given business day is based on the previous business day’s signal.  After four consecutive business days of a consistent signal, a reallocation will occur on the fifth business day after the signal was first triggered.  Changes in target weights due to reallocations will occur in daily increments of 25%.  As a result, it will take eight business days from the business day on which the daily signal was first triggered to switch completely from one index strategy to the other.  If, during the reallocation process, a consistent signal fails to appear on any of the four business days, the reallocation process will cease, and the Index will remain in the then-existing allocation among the different portfolios of VIX futures contracts until a consistent signal next appears for four consecutive business days.

As a result of the changes in value of the Constant Maturity Portfolios, the actual weights of the portfolios will differ from their respective target weights.  Thus, in addition to the reallocation of target weights of the portfolios discussed above, the weights of the three portfolios are subject to rebalancing as a result of the difference between their actual weights and target weights.  For example, suppose the Index is allocated 25% to the Long Volatility Strategy and 75% to the Carry Strategy on a given business day, and because of the absence of a consistent signal indicating greater allocation to one strategy and less allocation to the other strategy, the Index will remain in this allocation for at least the next four business days.  During this period, the prices of the three Constant Maturity Portfolios will change because of movements of the prices of the VIX futures contracts.  If the price movements of the VIX futures contracts have resulted in the deviation of the actual weights of the Constant Maturity Portfolios (calculated by dividing the market value of the notional investments (or notional short position in the case of the Two-Month Constant Maturity Portfolio) in the relevant Constant Maturity Portfolio by the market value of the total notional holding of the Index) from their respective target weights, and if certain conditions are satisfied as described below, the weights of the Constant Maturity Portfolios will be rebalanced to match their respective target weights.

For the One-Month Constant Maturity Portfolio, no such rebalancing is necessary when the Index is fully in the Long Volatility Strategy, since the actual weight of the One-Month Constant Maturity Portfolio will always match its target weight of 100%.  However, if the Index is allocated between the Long Volatility Strategy and the Carry Strategy, and as a result, the target weight of the One-Month Constant Maturity Portfolio is less than 100%, the weight of the One-Month Constant Maturity Portfolio will be rebalanced daily to match its target weight, subject to the maximum daily change of 25%.  On the other hand, whenever the Index is at least partially allocated to the Carry Strategy, the weights of the Two-Month Constant Maturity Portfolio and the Three-Month Constant Maturity Portfolio may potentially be rebalanced on any business day as follows: if on the immediately preceding business day, the Reallocation Signal indicates a shift into the Long Volatility Strategy, the weights of the two portfolios will be rebalanced to match their respective new target weights; otherwise, no rebalancing will happen, unless, on the immediately preceding business day, (i) the difference between their respective actual weights and target weights is greater than 10% of their respective target weights, or (ii) the actual weight of the Two-Month Constant Maturity Portfolio is less than or equal to a specified level (generally -100%) or the actual weight of the Three-Month Constant Maturity Portfolio is greater than or equal to a specified level (generally 100%).

The return of the Index on each business day is the weighted return of the Constant Maturity Portfolios, net of transaction costs described below.

Transaction Costs

A transaction cost of 0.20% is applied daily to the aggregate notional amount of each of the VIX futures contracts notionally traded (i) on each trading day when the weights of the VIX futures contracts within each Constant Maturity Portfolio are adjusted in order to maintain their respective time-weighted, or constant maturity, exposures, (ii) on each rebalancing day when the weights of the Constant Maturity Portfolios are rebalanced to match their respective target weights and (iii) on each business day when the target weights of the portfolios are adjusted as a result of index reallocation between the two strategies based on the Reallocation Signal.  Because the costs of rolling VIX futures contracts are subtracted from the value of the Index each trading day and upon each index rebalancing or reallocation, the Carry Strategy or the Long Volatility Strategy, as applicable, has to be sufficiently successful to offset these costs and avoid a negative return.

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Index Adjustment Events

Upon the occurrence of certain events that would disrupt the maintenance or calculation of the Index (each such event, an “Index Adjustment Event”), the Index Sponsor, at its sole discretion, may make certain adjustments to the Index to ensure that the Index continues to reflect, as closely as possible, its value had no Index Adjustment Events occurred.

Each of the following events is an Index Adjustment Event:

•
Price Source Disruption: A Price Source Disruption occurs if the Index Sponsor or the Index Calculation Agent determines that any of the source data required to calculate the Index are not available.  This may include the published level of the VIX Index and published settlement prices of VIX futures.  A Price Source Disruption also includes any permanent or prolonged suspension of the VIX Index.

•
Material Change in VIX Index Methodology: A Material Change in VIX Index Methodology occurs if the Index Sponsor determines that there has been a material change to the methodology used to calculate the VIX Index or there has been a material change in the VIX Index.

•
Material Change to the Underlying Instruments: A Material Change to the Underlying Instruments occurs if the Index Sponsor determines that there has been a material change to the terms of the underlying VIX futures contracts.

•
Termination of Data License: A Termination of Data License occurs if the Index Sponsor determines there has been a termination, revocation or suspension of any third party license agreement or permission pursuant to which data is supplied to compile or calculate the target weights of the Constant Maturity Portfolios underlying the Index (including any license agreement relating to the Index Sponsor’s use of the VIX Index).

•
Change in Law: A Change in Law occurs if there has been a change in applicable law or regulation that prevents the Index Sponsor and/or the Index Calculation Agent from calculating the Index or hedging the Index’s positions in any underlying instrument.

•
Hedging Disruption: A Hedging Disruption occurs if the Index Sponsor determines that market participants would be unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transactions or instruments it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to the Index; or (ii) realize, recover or remit the proceeds of any such transactions or instruments.

•
Significant Adverse Index Event: A Significant Adverse Index Event occurs if the Index Sponsor determines that there has been an abnormally large intraday move in VIX futures that could cause the Index to lose all or substantially all of its value intraday.

•
Force Majeure Event: A Force Majeure Event occurs if the Index Sponsor determines that an event or circumstance has occurred or is present that is beyond the reasonable control of the Index Sponsor and as a result of which the Index Sponsor and/or the Index Calculation Agent cannot calculate, publish or take any other necessary action in relation to, the Index.  Such event or circumstance may include (without limitation) a systems failure, fire, building evacuation, natural or man-made disaster, act of state, armed conflict, act of terrorism, riot or labor disruption.

In the event of the occurrence of any of the Index Adjustment Events, the Index Sponsor may in its sole discretion:

•
provide data from alternative sources (including Reuters, Bloomberg and/or Morgan Stanley data) to the Index Calculation Agent and/or direct the Index Calculation Agent to make such determinations and/or adjustments as it considers appropriate to determine the value of the Index by reference to the prevailing market conditions and the relevant last available traded or published price;

•	make such determinations and/or adjustments to the methodology and/or the underlying instruments of the Index as it deems necessary;

•	defer or direct the Index Calculation Agent to defer the availability of the Index until the next business day on which no Index Adjustment Event has occurred or is continuing; or

•	permanently cease to calculate and make available the Index.

Any of these events could have a significant adverse effect on the level of the Index and the value of the Securities.

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Hypothetical Retrospective and Historical Information

Information as of market close on October 4, 2013:

Bloomberg Ticker Symbol:	MSUSVXHE
Current Index Value:	6,541.14

The following table sets forth the published high and low index closing values, as well as end-of-quarter Index Closing Values, of the index for each quarter in the period from January 1, 2008 through October 4, 2013.  The Index Closing Value on October 4, 2013 was 6,541.14.  The graph following the table sets forth the historical performance of the index for the period from January 1, 2008 through October 4, 2013.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The historical values of the index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value on the final valuation date.

The vertical dotted line in the graph above indicates the inception date of the Index of October 10, 2012.

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Morgan Stanley Systematic Volatility Index	High	Low	Period End
2008
First Quarter	1,524.12	1,355.58	1,406.67
Second Quarter	1,475.30	1,383.58	1,429.49
Third Quarter	1,734.98	1,360.77	1,631.75
Fourth Quarter	4,075.63	1,684.84	3,866.51
2009
First Quarter	4,169.48	3,809.88	3,982.93
Second Quarter	4,053.32	3,905.58	3,977.54
Third Quarter	4,072.86	3,925.56	4,067.29
Fourth Quarter	4,233.36	4,007.77	4,135.41
2010
First Quarter	4,245.07	3,822.94	4,023.51
Second Quarter	4,793.01	3,819.41	4,357.58
Third Quarter	4,550.89	4,315.57	4,507.07
Fourth Quarter	5,036.58	4,507.86	5,036.58
2011
First Quarter	5,305.23	4,777.23	4,777.23
Second Quarter	5,077.03	4,769.40	4,910.49
Third Quarter	7,895.82	4,658.96	7,895.82
Fourth Quarter	8,062.93	6,977.25	7,465.52
2012
First Quarter	8,125.16	7,406.57	7,946.95
Second Quarter	7,978.94	7,568.26	7,731.58
Third Quarter	8,225.39	7,679.43	7,964.03
Fourth Quarter	8,077.20	7,484.02	7,693.65
2013
First Quarter	7,365.75	6,987.94	7,055.48
Second Quarter	7,379.16	6,674.28	7,185.02
Third Quarter	7,130.68	6,508.98	6,564.87
Fourth Quarter (through October 4, 2013)	6,598.33	6,510.06	6,541.14

Back-testing and other statistical analyses provided herein use simulated analysis and hypothetical circumstances to estimate how the index may have performed between December 20, 2005 and October 10, 2012, prior to its actual existence.  Past performance (actual or simulated) is not an indicator of future performance.  The results obtained from such back-testing should not be considered indicative of the actual results that might be obtained from an investment in the index.  The actual performance of the index may vary significantly from the results obtained from back-testing.  Unlike an actual performance record, simulated results are achieved by means of the retroactive application of a back-tested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance.  Morgan Stanley provides no assurance or guarantee that the securities will operate or would have operated in the past in a manner consistent with these materials. The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations.  In addition, results obtained from back-testing include hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of any expenses that an investor in any product, the return of which is linked to the performance of the index, would have paid or actually paid and do not account for all financial risks that may affect the actual performance of any such investment.  Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate.  Actual results will vary, perhaps materially, from the simulated returns presented herein.  Investors should be aware that no actual investment which allowed a tracking of the performance of the index was possible at any time prior to October 10, 2012.  Such data must be considered illustrative only.

You should not take the historical or hypothetical retrospective values of the index as an indication of its future performance.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Denominations:	$1,000 and integral multiples thereof
Underlying index publisher:	MS & Co.
Postponement of maturity date:
If the scheduled final valuation date is not an index business day so that the final valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final valuation date as postponed.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities offered under the accompanying preliminary pricing supplement and is superseded by the following discussion.

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion below regarding a potential “deemed” taxable exchange, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪   Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Even if the tax treatment of the securities described above were respected, it is possible that the Internal Revenue Service (the “IRS”) could assert that a “deemed” taxable exchange has occurred in the event of a change in the methodology by which the Index is calculated, a change in the components of the Index or any other circumstance resulting in a material change to the Index.  The possibility of the IRS asserting that a taxable exchange has occurred may increase if we make a discretionary change to the Index components or calculation methodology.  If the IRS were successful in asserting that a taxable exchange has occurred, a U.S. Holder could be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Additionally, any consequences resulting from the Medicare tax on investment income are not discussed in this document or the accompanying preliminary pricing supplement.

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The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying preliminary pricing supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to take positions in the VIX futures contracts constituting the index or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial index value, and therefore could increase the value at or above which the index must close on the final valuation date or repurchase valuation date, as applicable, so that investors do not suffer a loss on their initial investment in the securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the final valuation date, by purchasing and selling VIX futures contracts underlying the index or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of the index and, therefore, adversely affect the value of the securities or the payment you will receive at maturity or upon repurchase, if any.  For further information on our use of proceeds and hedging, see “Description of the Securities—Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.
Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider

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exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The Agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the Agent, MS & Co. LLC, a fixed sales commission of $15.00 for each security they sell.
MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” and “Description of the Securities—Use of Proceeds and Hedging” in the accompanying

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Participation Securities Based on the Value of the Morgan Stanley Systematic Volatility Index due April,    2015
Principal at Risk Securities

preliminary pricing supplement.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the preliminary pricing supplement and prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the preliminary pricing supplement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the preliminary pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Preliminary Pricing Supplement No. 1,065 dated October 7, 2013
Prospectus Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Terms used in this document are defined in the preliminary pricing supplement, in the prospectus supplement or in the prospectus.  As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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